RICHARDSON & PATEL LLP
                            10900 WILSHIRE BOULEVARD
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1182
                            FACSIMILE (310) 208-1154

May 10, 2004

Board of Directors
Recom Managed Systems, Inc.
4705 Laurel Canyon Boulevard, Suite 203
Studio City, California 91607

         Re:      Registration Statement On Form SB-2 For Resale of Common Stock

Gentlemen:

As legal counsel for Recom Managed Systems, Inc. ("Recom"), our firm has acted as securities counsel for Recom in connection with the preparation of a registration statement (amendment No. 2) on Form SB-2 (the "Registration Statement") under the United States Securities Act of 1993, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder, to be filed with the Securities and Exchange Commission on or about May 11, 2004, in connection with the registration of an aggregate of 3,046,401 shares of common stock, par value $0.001 (the "Shares"), consisting of:

         (1)      605,670 shares of common stock;

         (2) 1,661,305 shares of common stock underlying 1,661,305 shares of series 'A' convertible preferred stock issued on October 1, 2003 through November 1, 2003 to a number of investors pursuant to a private placement effected through Maxim Group, LLC, as placement agent,

         (3) 896,488 shares of common stock underlying 896,488 class 'C' common share purchase warrants contemporaneously issued to those investors under that private placement;

         (4) 179,292 shares of common stock underlying 179,292 shares of series 'A' convertible preferred stock issuable under placement agent's unit purchase warrants contemporaneously granted to Maxim Group as agent's compensation under that private placement; and

         (5) 89,646 shares of common shares underlying 89,646 class 'C' common share purchase warrants issued as part of those placement agent's unit purchase warrants.

In rendering our opinion, we have reviewed and examined the following documents and certificates of officers and directors of Recom.

         (1) Recom's Certificate of Incorporation, as amended from time to time (the "Certificate") as certified to us by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

         (2) Recom's Bylaws, as certified to us by the Secretary of the company;

         (3) Certified resolutions adopted by Recom's Board of Directors authorizing the sale of the Shares; and

         (4)      The Registration Statement.

Board of Directors
Recom Managed Systems, Inc.
May 10, 2004
Page 2


In giving our opinion, we have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents or instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

Based upon the foregoing, we are of the opinion that, after the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "blue sky" and other state or provincial securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Final Registration Statement and the terms of Recom's Certificate of Incorporation in the case of the underlying series 'A' preferred stock and the underlying warrant agreement in the case of the class 'C' common stock purchase warrants, will be legally authorized, fully paid and nonassessable under the laws of the laws of the State of Delaware, including all statutory provisions under those laws, all applicable provisions of the Delaware Constitution, and all reported judicial decisions interpreting those laws.

We express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We also consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Shares in connection with the offering described in the Registration Statement. Other than as provided in the two preceding sentences, this opinion (1) is addressed solely to you for your benefit in accordance with the subject transaction, (2) may not be relied upon by any other party, (3) covers only matters of United States federal law and the internal (and not the conflict of law) laws of the State of Delaware, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (4) may not be used, circulated, reproduced, quoted, referred to or delivered by you to any other person, and (5) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

                                                Very truly yours,

                                                /s/ RICHARDSON & PATEL LLP